EXHIBIT 99.1

American Resources Corporation Signs Binding Letter of Intent to

Acquire Energy Technologies, Inc. for the Separation and

Analyzation of Rare Earth Elements, Battery Metals and Energy Efficiency

Energy Technology Inc. is widely recognized by DOE and industry participants for its analyzing equipment capabilities

Advanced separation and analyzation capabilities add enhanced efficiencies to the Company’s processing of critical and REEs

Existing team will join the American Resources team and continue to drive the acquired business forward under the Company umbrella

April 7, 2022 | Source: American Resources Corporation

FISHERS, INDIANA / ACCESSWIRE / April 7, 2022 / American Resources Corporation (NASDAQ:AREC) (“American Resources” or the “Company”), a next generation and socially responsible supplier of rare earth and critical elements, carbon and advanced carbon materials to the new infrastructure and electrification marketplace, today announced that has signed a binding letter of intent to acquire all of the outstanding stock of Energy Technologies Inc. (“ETI”), a rare earth element and carbon technology company with a focus on analyzing and separating materials for the recovery and concentration of high-value products.

Mark Jensen, CEO of American Resources Corporation commented, “We have had the luxury of working with the Energy Technologies team, led by David Swindell, for the past several years. Most recently, we’ve been part of a U.S. Department of Energy Federal Demonstration Partnership award, led by ETI, for the analyzing and sorting of mineral-rich resource feedstock in a support role. As part of this previously announced program, we had the opportunity to better understand ETI’s capabilities and the quality of their technology, and also came away with a very high regard for David and his team. We couldn’t be happier to have them join the American Resources team and help continue to drive our innovation in the rare earth and battery metals space. As we continue to expand our footprint of feedstocks, we believe the addition of their patented technologies will highly complement our leading suite of IP with regards to capturing, processing and purifying critical and rare earth elements in the lowest cost and environmentally safe methods.”

Jensen added, “The first mile of extraction, or capturing, rare earth and battery metal concentrates from any feedstock is key to being economical. What we’ve seen in the latest technology implemented by ETI is a game-changer, given it can analyze and separate rare earth and battery metals feedstocks in real time and in a very low-cost method at the initial point of extraction. In the latest project, we have seen ETI’s technology increase the concentration of targeted material by approximately 5x right at the initial collection point. This added efficiency results in less time, energy, labor, chemicals and wear and tear on the overall process. Being able to take a lower concentrated reserve and increase the concentration five-fold using this technology is a huge savings and is the key to making carbon-based feedstocks in the rare earth space economically viable.”

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David Swindell, CEO of Energy Technologies Inc. commented, “Having worked in and around the team at American Resources and American Rare Earth, I have been able to understand their innovative culture and ability to be forward thinking within the infrastructure and rare earth and critical elements industry. The ability to join the team and have access to their internal resources and capabilities, in combination with our patented technologies and existing customer base, we believe will maximize the shareholder value of the combined organization.”

ETI was founded in 1994 in Oak Ridge, Tennessee. Formerly a division of SAIC. ETI initially focused on the coal industry, providing nuclear analysis equipment and technical support to mines, coal handling facilities, and power plants to allow these operations to selectively concentrate their feedstock. ETI is currently headquartered in Maryville, Tennessee where it has expanded into other fields, such as cement production, biomass processing, and other elemental separation and processing. ETI designs, builds, and tests all of its products in its Maryville facility, and installs and maintains this equipment worldwide. ETI analyzers are currently installed in North America, Europe, Asia, and Australia. ETI’s services include custom design & applications, turn-key installation, calibration, maintenance, and radioactive material handling and training.

ETI realized several years ago that its patented technologies are highly applicable in other fields of elemental analysis and separation, with proven success in the concentration of critical and rare earth element extraction. With the expected growth in electrifications and clean tech, and by partnering with American Resources Corporation and its subsidiary, American Rare Earth, ETI has the unique ability to accelerate the deployment of its technology in the critical mineral and rare earth element industries.

Key highlights of ETI include:

•	Three patented technologies in elemental selection and analysis, with additional patents in desgn and in process;

•	Participated in Department of Energy or government sponsored projects;

•	Consistent company profitability;

•	Over 441 Dual-Gamma Analyzers, 79 elemental analyzers and 223 process control analyzers installed worldwide to date; and

•	Technology focused on clean energy initiatives, infrastructure operating efficiency and rare earth and battery metals extraction efficiency.

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The acquisition of ETI by American Resources will be completed using a combination of cash and stock in American Resources Corporation. It is anticipated that the team at ETI will continue in their current roles to help continue to grow the business, while each ETI, American Resources, and American Rare Earth leverage the operations, assets, and talent of the other respective businesses to propel future innovation and growth.

American Resources continues to focus on running efficient streamlined operations in being a new-aged supplier of raw materials to the infrastructure and electrification marketplace in the most sustainable of ways, while also helping the world achieve its goals of carbon neutrality. By operating with low or no legacy costs and having one of the largest and most innovative growth pipelines in the industry, American Resources Corporation works to maximize value for its investors by positioning its large asset base to best fit a new-aged economy, while being able to scale its operations to meet the growth of the markets it serves.

About Energy Technologies, Inc.

Energy Technologies Inc. (ETI) was founded in 1994 in Oak Ridge, Tennessee. Formerly a division of SAIC, ETI initially focused on the coal industry, providing nuclear analysis equipment and technical support to mines, coal handling facilities, and power plants. ETI is currently headquartered in Maryville, Tennessee where it has expanded into the fields of cement production, biomass processing, and rare-earth element extraction.

ETI designs, builds, and tests all of its products in its Maryville facility, and installs and maintains this equipment worldwide. ETI analyzers are currently installed in North America, Europe, Asia, and Australia, with support provided through both on-site visits and secure connections to the running equipment. ETI’s services include custom design & applications, turn-key installation, calibration, maintenance, and radioactive material handling and training.

Products offered by ETI included the following patented devices:

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Full Stream Elemental Analyzer

The ETI Model 730 Full Stream Elemental Analyzer combines a Prompt Gamma Neutron Activation Analyzer (PGNAA) and a Density/Ash/Moisture gauge for measuring the full elemental and moisture percentages of various materials including coal, cement products, minerals, and wood products as they are transported on a conveyor.

Nuclear Belt Scale

The Model 500 Nuclear Belt Scale /Density Meter measures the weight of bulk material as it travels on a conveyor belt.

Dual-Gamma Ash Analyzer

The Model DGA-410 /DGA-410M Dual-Gamma Ash Analyzer (Ashmeter) is a registered nuclear gauging device for measuring ash content, weight, and optionally, moisture content of bulk materials.

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Process Analyzer

The Model 600 Process Analyzer is a registered microwave/nuclear gauging device for measuring ash, weight, and moisture content of bulk materials.

High Speed Sort Gate

The Model 2000 High Speed Sort Gate is a rugged gate assembly for separating materials based on quality. The gate works in conjunction with ETI’s Dual-Gamma Analyzer or Process Control Analyzer, and is automatically controlled based on the analyzer measurements taken vs. the set-points controlled by the operator. Manual controls are also supplied.

For more information visit www.energytechinc.com

About American Resources Corporation

American Resources Corporation is a next-generation, environmentally and socially responsible supplier of high-quality raw materials to the new infrastructure market. The Company is focused on the extraction and processing of metallurgical carbon, an essential ingredient used in steelmaking, critical and rare earth minerals for the electrification market, and reprocessed metal to be recycled. American Resources has a growing portfolio of operations located in the Central Appalachian basin of eastern Kentucky and southern West Virginia where premium quality metallurgical carbon and rare earth mineral deposits are concentrated.

American Resources has established a nimble, low-cost business model centered on growth, which provides a significant opportunity to scale its portfolio of assets to meet the growing global infrastructure and electrification markets while also continuing to acquire operations and significantly reduce their legacy industry risks. Its streamlined and efficient operations are able to maximize margins while reducing costs. For more information visit americanresourcescorp.com or connect with the Company on Facebook, Twitter, and LinkedIn.

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Special Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks, uncertainties, and other important factors that could cause the Company’s actual results, performance, or achievements or industry results to differ materially from any future results, performance, or achievements expressed or implied by these forward-looking statements. These statements are subject to a number of risks and uncertainties, many of which are beyond American Resources Corporation’s control. The words “believes”, “may”, “will”, “should”, “would”, “could”, “continue”, “seeks”, “anticipates”, “plans”, “expects”, “intends”, “estimates”, or similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Any forward-looking statements included in this press release are made only as of the date of this release. The Company does not undertake any obligation to update or supplement any forward-looking statements to reflect subsequent events or circumstances. The Company cannot assure you that the projected results or events will be achieved.

PR Contact

Precision Public Relations

Matt Sheldon

917-280-7329

matt@precisionpr.co

Investor Contact:

JTC Team, LLC

Jenene Thomas

833-475-8247

arec@jtcir.com

RedChip Companies Inc.

Todd McKnight

1-800-RED-CHIP (733-2447)

Info@redchip.com

Company Contact:

Mark LaVerghetta

Vice President of Corporate Finance and Communications

317-855-9926 ext. 0

investor@americanresourcescorp.com

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